Exhibit 3.1

RESTATED

ARTICLES OF INCORPORATION

OF

WISCONSIN GAS COMPANY

AS AMENDED AND RESTATED EFFECTIVE OCTOBER 24, 2003

RESTATED
ARTICLES OF INCORPORATION
OF
WISCONSIN GAS COMPANY

     These Restated Articles of Incorporation of Wisconsin Gas Company, a corporation incorporated under Chapter 180 of the Wisconsin Statutes, the Wisconsin Business Corporation Law, supersede and take the place of the existing Restated Articles of Incorporation and all prior amendments thereto.

ARTICLE I. NAME

     The name of the corporation is WISCONSIN GAS COMPANY.

ARTICLE II. PURPOSE

     The corporation is organized for the purpose of engaging in any lawful activity within the purposes for which corporations may be organized under the Wisconsin Business Corporation Law.

ARTICLE III. DESCRIPTION OF CAPITAL STOCK

A.     Authorized Number and Classes of Shares

     The aggregate number of shares which the corporation shall have authority to issue is Eight Million (8,000,000) shares, consisting of Five Million (5,000,000) shares of common stock of the par value of Eight Dollars ($8.00) per share (hereinafter called the "Common Stock") and Three Million (3,000,000) shares of preferred stock of the par value of One Cent ($.01) per share (hereinafter called the "Preferred Stock").

B.     Common Stock Provisions

     (1)     Dividends.

Subject to any rights of holders of Preferred Stock, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on the Common Stock from time to time from any funds, property or shares legally available therefor.

     (2)     Liquidation, Dissolution or Winding Up.

In the event of any liquidation, dissolution or winding up of the corporation, the holders of Common Stock, subject to any rights of holders of Preferred Stock, shall be entitled to receive the net balance of any remaining assets of the corporation pro rata according to the number of shares held by each.

     (3)     Voting Rights.

Subject to any rights of holders of Preferred Stock to vote on a matter as a class or series, each outstanding share of Common Stock shall be entitled to one vote on each matter submitted to a vote of holders of Common Stock at a meeting of stockholders.

     (4)     No Preemptive Rights.

No holder of Common Stock shall be entitled as such, as a matter of right, to subscribe for or purchase or receive any part of any new or additional issue of stock, or securities convertible into stock, of any class whatever, whether now or hereafter authorized, and whether issued for cash, property or services, by way of dividend, or in exchange for the stock of another corporation.

C.     Preferred Stock Provisions

     The Board of Directors shall have authority to divide the Preferred Stock into series, to issue shares of any such series and, within the limitations set forth in these Articles of Incorporation or prescribed by law, to fix and determine the relative rights and preferences of the shares of any series so established. Each such series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. All shares of Preferred Stock shall be identical except as to the following relative rights and preferences, as to which there may be variations between different series:

(1)     The rate of dividend;

(2)     The price at and the terms and conditions on which shares may be redeemed;

(3)     The amount payable upon shares in the event of voluntary or involuntary liquidation of the corporation;

(4)     Sinking fund provisions for the redemption or purchase of shares;

(5)     The terms and conditions on which shares may be converted, if shares are issued with the privilege of conversion;

(6)     Voting rights, if any; and

(7)     Any other rights or preferences as to which the laws of the State of Wisconsin, as in effect at the time of the determination thereof, permit variations between different series of Preferred Stock.

     Shares of Preferred Stock shall have only such voting rights, if any, preemptive rights, if any, and other rights as are fixed and determined by the Board of Directors in accordance with the foregoing provisions or as may be required by law.

ARTICLE IV. BOARD OF DIRECTORS

     The Board of Directors shall consist of such number of directors as shall be fixed from time to time by or in the manner provided in the corporation's Bylaws.

ARTICLE V. EMERGENCY PROVISIONS

     The business and affairs of the corporation shall be managed by its Board of Directors, except as otherwise provided in this Article V after the occurrence and during the continuance of any Emergency. During any Emergency the provisions of this Article V shall apply to the maximum extent permitted by the Wisconsin Business Corporation Law, particularly Sections 180.0207 and 180.0303 thereof, or any successor provisions, as at the time in effect. The provisions of this Article V shall control during any Emergency, notwithstanding any contrary provisions of these Articles of Incorporation or the Bylaws of the corporation.

     As used in this Article V, "Emergency" means a catastrophic event that prevents a quorum of the Board of Directors from being readily assembled.

     During any Emergency, the business and affairs of the corporation shall be managed by an interim Board of Directors consisting of so many of the incumbent directors, if any, as are known to be alive and not incapacitated, and whom the corporation is able to contact by normal means of communication, together with provisional directors selected as hereinafter provided. The total number of directors on such interim Board of Directors shall be the lesser of the number determined in or pursuant to the Bylaws, or the number of eligible persons who are known to be alive, are not incapacitated and can be readily contacted by the usual means of communication. The Board of Directors by resolution may from time to time designate a list of provisional directors and the order of priority in which such persons shall become interim directors in the event of Emergency, which designation shall continue in effect until such resolution has been subsequently amended or rescinded or has by its terms ceased to have effect. Interim directors need not be stockholders of the corporation. In addition to the exercise, on a temporary basis, of all of the powers of the regular Board of Directors, the interim Board of Directors shall have the authority to declare vacancies in any positions of the regular Board of Directors in cases where any incumbent director is incapacitated or missing or otherwise unable to be contacted within a reasonable time, and to fill such vacancies, as well as any vacancy resulting from the death of a director, by electing replacements to the regular Board of Directors to serve until the next succeeding annual meeting of stockholders.

     When an Emergency has occurred, any director or provisional director named in any aforementioned resolution is empowered on behalf of the corporation to declare the provisions of this Article V to be in effect, and to call a meeting of either the regular or an interim Board of Directors on such notice, which may be shorter than the notice provided for in the Bylaws for special meetings of the Board of Directors, as such person may determine to be advisable. In the case of a meeting of the interim Board of Directors, reasonable efforts shall be made to give such notice to all persons who are or may be eligible to serve as interim directors. At the first meeting of any interim Board of Directors, three or more interim directors may act, notwithstanding any other quorum requirement provided by these Articles of Incorporation or the Bylaws of the corporation, and notwithstanding any failure of other interim directors to receive notice of the meeting. Prior to any initial meeting of the interim Board of Directors three or more interim directors, and thereafter a majority of the interim directors who are deemed to be serving as such, may take action as the Board of Directors by telephone meeting, written instrument or other means which reasonably evidences the assent to the action of a majority of such number of interim directors, in lieu of action at a meeting.

ARTICLE VI. AMENDMENTS TO THE ARTICLES

     Subject to the provisions of the Wisconsin Business Corporation Law, any lawful amendment of these Articles of Incorporation may be made by affirmative vote by a majority of the aggregate number of votes which the holders of the then outstanding shares of Common Stock and Preferred Stock are entitled to cast on the amendment and, if the shares of one or more classes or series are entitled under these Articles of Incorporation or otherwise by law to vote thereon as a class, affirmative vote by a majority of the aggregate number of votes which the holders of the then outstanding shares of such one or more classes or series are entitled to cast on the amendment. The corporation has elected pursuant to Section 180.1706(1) of the Wisconsin Business Corporation Law, that the majority vote requirements set forth in Sections 180.1103(3), 180.1202(3), 180.1402(3) and 180.1404(2) of the Wisconsin Business Corporation Law shall be applicable to all of the subjects covered by those Sections.

ARTICLE VII. EFFECT OF HEADINGS

     The descriptive headings in these Articles of Incorporation were formulated, used and inserted herein for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

ARTICLE VIII. REGISTERED OFFICE AND AGENT

     The address of the registered office of the corporation is 231 West Michigan Street, Milwaukee, Wisconsin 53203 and the name of the registered agent at that address is Keith H. Ecke.